Exhibit 10(r)(1)

                              Employment Agreement


      This Employment Agreement, entered into between American Electric Power Service Corporation (hereinafter referred to as the "Company") and Paul D. Addis (hereinafter referred to as the "Employee").

      WITNESS: that in consideration of the mutual reciprocal promises herein contained, the parties hereby covenant as follows:

      WHEREAS, the Company is desirous of hiring the Employee because of his business experience and expertise; and

      WHEREAS, the Employee is desirous of being employed by the Company in the below-described executive capacity:

      NOW, THEREFORE, it is hereby agreed as follows:


                                    Section I

                               Term of Employment

1.01 The Company employs the Employee and the Employee accepts employment with the Company beginning during February, 1997 and ending three years later, subject however, to prior termination of this Employment Agreement as provided in Section VI and paragraph 2.02 of Section II. The actual date the Employee's employment with the Company commences shall be referred to as the "Date of Hire."

                                   Section II

                               Duties of Employee

2.01 On the Date of Hire, the Employee shall assume the office and duties of Executive Vice President. The Employee's duties after he assumes the position of Executive Vice President shall include: helping to define and lead the Company's unregulated business activities; assisting in the development of strategies for the Company's generation; energy delivery, marketing and new business development; and other similar duties as may be reasonably prescribed from time to time by the Board of Directors of the Company (the "Company Board") or the Chairman of the Board of the Company. The Employee also agrees to perform reasonable services for, and consult with and advise, corporations affiliated with the Company as the Company Board, or the Chairman of the Board of the Company may from time to time specify. Services performed for affiliated companies shall not entitle the Employee to additional compensation.

2.02 If the Employee at any time during the term of this Employment Agreement shall be unable because of personal injury, illness, or any other cause to perform his duties under this Employment Agreement, the Company may assign the Employee to other duties and the compensation to be paid to the Employee for performing those duties shall be determined by the Company in the Company's sole discretion. If the Employee is unwilling to accept the modification in duties and compensation offered by the Company, this Employment Agreement shall terminate immediately and the Employee shall be entitled to the severance benefit provided in Section 6.02 of this Employment Agreement.

2.03 The Employee shall devote his entire productive time, ability and attention to the business of the Company during the term of this Employment Agreement. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company.

                                   Section III

                                  Compensation

3.01 As compensation for services rendered under this Employment Agreement, the Employee shall be entitled to receive from the Company a salary of $ 350,000 per year, payable in equal semi-monthly installments; provided, however, that the amount of the annual salary shall be subject to annual adjustments, commencing January 1, 1998, at the Company's discretion pursuant to its Exempt Salary Administration Program.

3.02 In addition to the annual salary provided for in paragraph 3.01, the Employee shall be eligible to participate in the Management Incentive Compensation Plan and in the Performance Share Incentive Plan commencing on the first day of the month following the Employee's Date of Hire.


                                   Section IV

                                    Benefits

4.01 The Employee shall be eligible to participate in the American Electric Power System Retirement Plan on the first day of the month following his completion of one year of employment as measured from the Date of Hire, in the American Electric Power System Employees Savings Plan on the first day of the month following his completion of six months of employment as measured from the Date of Hire, and in the American Electric Power System Supplemental Savings Plan on January 1, 1998. The Employee shall be eligible to participate in the American Electric Power System medical plan, long-term disability plan, and life insurance plans on the first day of the month following his Date of Hire.

4.02 The Employee shall be immediately eligible to participate in the dental plan. If necessary, the Company shall provide such dental plan benefits out of its general assets.

4.03 According to Company policy, the Employee shall be provided with a Company automobile and membership in a luncheon club.

4.04 The Company shall reimburse the Employee for temporary housing and weekend trips back to Connecticut between February 1, 1997 and the end of the 1996/1997 school year. The Employee shall be eligible to participate in the Company's Employee Relocation Program any time during the Employee's first two years of employment.

                                    Section V

                         Supplemental Retirement Benefit

5.01 Upon the Employee's termination of employment for any reason, except for good cause as defined in paragraph 6.03, the Employee shall be entitled to a Supplemental Retirement Benefit equal to:

(a)   The retirement benefit the Employee would be entitled to receive as of the date of the Employee's termination of employment, under the terms of the American Electric Power System Retirement Plan, as amended from time to time or any successor thereto ("AEPS Retirement Plan"), based upon the compensation the Employee received from the Company prior to the Employee's termination of employment, including earned Management Incentive Compensation awards and excluding earned Performance Share Incentive Plan
           awards; assuming that as of     the date of the Employee's
           termination of employment the Employee's period of accredited service shall be equal to the sum of the Employee's actual period of service with the Company and an additional 18.5 years of accredited service; and if the Employee retires prior to age 62 and elects to receive retirement benefits prior to age 62, the retirement benefit that the employee would receive at age 62 shall be reduced by one-quarter of a percent for each month prior to age 62 that retirement benefits commence as shown in the table below:

                                                 The employee will receive this
                                                 percentage of the retirement
                                                 benefit that would normally be
           If retirement benefits are            paid at age 62:
           paid starting at:
           --------------------------------      -------------------------------

                  Age 61                                      97%
                      60                                      94%
                      59                                      91%
                      58                                      88%
                      57                                      85%
                      56                                      82%
                      55                                      79%

(b) Less any retirement benefit the Employee is entitled to receive from all qualified and non qualified plans sponsored by any prior employer of the Employee. The Employee shall provide the Company with a list of such other plans within a reasonable time after the Employee's Date of Hire.

(c) Less any retirement benefit the Employee is entitled to received from the AEPS Retirement Plan.

5.02 The Employee's election under the terms of the AEPS Retirement Plan of a 50% Joint and Survivor Annuity or any other optional form of payment, with the valid consent of the Employee's Spouse where required, shall be deemed to be the payment election the Employee makes for purposes of the Supplemental Retirement Benefit.

5.03 If the Employee's employment with the Company is terminated due to the death of the Employee, the Employee's spouse shall be entitled to a Supplemental Pre-Retirement Surviving Spouse Annuity provided the Employee and the Employee's spouse were married for at least one year prior to the Employee's death. The amount of the Supplemental Pre-Retirement Surviving Spouse Annuity shall be equal to the following:

(a)   The pre-retirement surviving spouse annuity the Employee's spouse would be entitled to receive under the terms of the AEPS Retirement Plan, based upon the compensation the Employee received from the Company prior to his death, including the Employee's earned Management Incentive Compensation awards and excluding the Employee's earned Performance Share Incentive Plan awards; assuming that as of the Employee's date of death the Employee's accredited service is equal to the sum of the Employee's actual period of service with the Company and an additional 18.5 years of accredited service; and applying the benefit reduction factors in paragraph 5.01(a) if the employee was eligible for early retirement at the time of death.

(b) Less any surviving spouse annuity the Employee's surviving spouse is entitled to receive from any qualified or non qualified plan sponsored by any prior employer of the Employee.

(c) Less any surviving spouse annuity the Employee's surviving spouse is entitled to receive from the AEPS Retirement Plan.

5.04 The Supplemental Retirement Benefit or the Supplemental Pre-Retirement Surviving Spouse Annuity shall be paid out of the general assets of the Company and shall be covered by the American Electric Power Service Corporation Umbrella Trust for Executives.

5.05 In the event the Employee's employment is terminated by the Company for other than "good cause" or in the event the Employee voluntarily terminates employment with the written consent of the Company, the supplemental benefits provided in this Section V shall become fully vested and non-forfeitable.

                                   Section VI

                                   Termination

6.01 The Company or the Employee may terminate this Employment Agreement and the employment relationship at any time. Termination of this Employment Agreement shall be by delivery of a written notice to Employee at his place of employment and to Company by delivery of a written notice to the Chairman of the Board.

6.02 In the event the Employee's employment is terminated by the Company for other than "good cause" within three years of the Employee's Date of Hire, or in the event the Employee voluntarily terminates employment with the written consent of the Company within three years of the Employee's Date of Hire, the Employee shall be entitled to the following severance benefits.

(a) If the Employee's employment is terminated within the first 18 months of the Employee's employment as measured from the Date of Hire, the Employee shall be entitled to a continuation of the Employee's then base salary for 36 months from the date the Employee's employment is terminated.

(b) If the Employee's employment is terminated after the Employee has completed 18 months of employment and prior to the completion of 30 months of employment as measured from the Employee's Date of Hire, the Employee shall be entitled to a continuation of the Employee's then base salary. The number of months of salary continuation is to be computed as follows:
      36 minus 2 months for each additional month of employment beyond the completion of 18 months of employment.

(c) If the Employee's employment is terminated after the Employee has completed 30 months of employment and prior to the completion of 48 months of employment as measured from the Employee's Date of Hire, the Employee shall be entitled to a continuation of the Employee's then base salary for a period of 12 months.

      Severance payments made under the provisions of this section 6.02 shall be in lieu of any other severance plan then offered by the Company. If the Employee's employment is terminated after the Employee has completed four years of employment, the Employee shall be entitled to the normal severance benefits in place at that time.

6.03 In the event the Employee is involuntarily terminated for "good cause" prior to the Employee's completion of three years of employment as measured from the Date of Hire, or in the event the Employee voluntarily terminates employment without the written consent of the Company prior to the completion of three years of employment as measured from the Date of Hire, all rights of the
Employee under this Employment Agreement shall be terminated and the Company shall have no liability or obligation to make any payments to or for the benefit of the Employee or the Employee's spouse hereunder, including without limitation, the Supplemental Retirement Benefits provided in Section V hereof. The Company agrees that it will not unreasonably withhold its consent in the event the Employee voluntarily terminates employment prior to the completion of three years of employment as measured from the Date of Hire.

      For purposes of this Employment Agreement, "good cause" shall include: the Employee's theft or destruction of Company property; the Employee's willful breach or habitual neglect of the duties that he is required to perform under this Employment Agreement; and the Employee's behavior or actions which are illegal and or unethical such as sexual harassment or violation of equal employment laws.

                                   Section VII

                                  Miscellaneous

7.01 This Employment Agreement contains the entire agreement of the Company and the Employee relating to the subject matter hereof, and the Company and the Employee each acknowledge that they have made no agreements, representations or warranties relating to the subject matter of this Employment Agreement which are not set forth herein and that this Employment Agreement supersedes and revokes any prior agreements.

7.02 This Employment Agreement may not on behalf of or in respect to the Company or the Employee be changed, modified, released, discharged or otherwise terminated in whole or in part except by an instrument in writing signed by a duly authorized officer of the Company and the Employee or as otherwise provided herein.

7.03 This Employment Agreement shall extend to and be binding upon the Employee, his legal representatives and heirs, and upon the Company, its successors and assigns; provided, however, that the Company may not assign this Employment Agreement except to another corporation within the group of companies known as the AEP System Companies.

7.04 Nothing herein shall be construed as amending the terms and conditions of the AEPS Retirement Plan or the American Electric Power System Employees Savings Plan.

      This Employment Agreement, consisting of seven pages including the signature page, signed this 17th day of January, 1996.

  /s/ Paul D. Addis                         /s/ E. Linn Draper, Jr.
------------------------------            --------------------------------
Paul D. Addis                             E. Linn Draper, Jr.
                                          Chairman of the Board,
                                          President and Chief
                                          Executive Officer,
                                          American Electric Power
                                          Service Corporation